UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 25, 2019

(Date of earliest event reported)

T2 Biosystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices and zip code)

(781) 761-4646

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

Canaccord Sales Agreement

On July 30, 2019, T2 Biosystems, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Canaccord Sales Agreement”) with Canaccord Genuity LLC (“Canaccord”), pursuant to which the Company may, from time to time, sell shares (the “ATM Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an aggregate gross sales amount of up to $30,000,000 through Canaccord, as the Company’s sales agent. The ATM Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-227847), declared effective by the Securities and Exchange Commission on October 24, 2018 (the “Registration Statement”), and a prospectus, which consists of a base prospectus, dated October 24, 2018, and a prospectus supplement, dated July 30, 2019. Sales of the ATM Shares, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on or through The Nasdaq Global Market or any other existing trading market for the ATM Shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. The Company intends to use the net proceeds, if any, from the offering for working capital and general corporate purposes, which may include, among other things, funding commercialization efforts and research and development activities.

The Canaccord Sales Agreement contains customary representations, warranties and agreements by the Company, including obligations of the Company to indemnify Canaccord for certain liabilities under the Securities Act. Under the terms of the Canaccord Sales Agreement, the Company will pay Canaccord a commission equal to 3.0% of the gross proceeds from sales of the ATM Shares. In addition, the Company has agreed to pay certain expenses incurred by Canaccord in connection with the offering. The Company and Canaccord each have the right, by giving written notice as specified in the Canaccord Sales Agreement, to terminate the Canaccord Sales Agreement in each party’s sole discretion at any time. The Company has no obligation to sell any ATM Shares under the Canaccord Sales Agreement, and may at any time suspend solicitation and offers under the Canaccord Sales Agreement.

The foregoing description of the Canaccord Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Canaccord Sales Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

LPC Purchase Agreement and Registration Rights Agreement

On July 29, 2019, the Company entered into a Purchase Agreement (the “LPC Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which the Company has the right to sell to Lincoln Park up to $30,000,000 in shares of Common Stock, subject to certain limitations and conditions set forth in the LPC Purchase Agreement. Concurrently with entering into the LPC Purchase Agreement, the Company also entered into a Registration Rights Agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a prospectus supplement pursuant to Rule 424(b) relating to the sale of the shares of Common Stock that are being and may be issued to Lincoln Park under the LPC Purchase Agreement pursuant to the Registration Statement or a new registration statement and use its reasonable best efforts to keep such registration statement effective until the earlier of (i) the date on which Lincoln Park shall have sold all the Common Stock subject to the LPC Purchase Agreement and (ii) the earlier of (A) the first day of the month immediately following the 36-month anniversary of the Commencement Date (as defined in the LPC Purchase Agreement) and (B) the termination of the LPC Purchase Agreement.

Upon the satisfaction of the conditions in the LPC Purchase Agreement, the Company will have the right, from time to time at its sole discretion over the 36-month period from and after the Commencement Date, to direct Lincoln Park to purchase up to 200,000 shares of Common Stock on any business day (subject to certain limitations contained in the LPC Purchase Agreement), with such amounts increasing based on certain threshold prices set forth in the LPC Purchase Agreement; provided however, no regular purchase shall exceed $2,000,000 in total purchase proceeds up to 300,000 shares of Common Stock. The purchase price of shares of Common Stock that the Company elects to sell to Lincoln Park pursuant to the LPC Purchase Agreement will be based on the market prices of the Common Stock at the time of such purchases as set forth in the LPC Purchase Agreement.

In addition to regular purchases, as described above, the Company may also direct Lincoln Park to purchase additional amounts as accelerated purchases or as additional accelerated purchases if the closing sale price of the Common Stock is not below certain threshold prices, as set forth in the LPC Purchase Agreement. In all instances, the Company may not sell shares of its Common Stock to Lincoln Park if it would result in Lincoln Park beneficially owning more than 9.99% of the Common Stock at any time, and the Company also may not sell shares of its Common Stock to Lincoln Park under the LPC Purchase Agreement if it would result in the issuance of more than 19.99% of the number of shares of the Company’s Common Stock outstanding immediately prior to the signing of the LPC Purchase Agreement unless shareholder approval is obtained or certain other conditions are satisfied in compliance with the rules of the Nasdaq Global Market where the Common Stock is listed.

The LPC Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock. Except for a prohibition on entering into any other variable rate transactions, there are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the LPC Purchase Agreement.

As consideration for Lincoln Park’s commitment to purchase shares of Common Stock pursuant to the LPC Purchase Agreement, the Company is issuing to Lincoln Park Capital a total of 413,349 shares of Common Stock (the “Commitment Shares”). The Company will not receive any cash proceeds from the issuance of the Commitment Shares.

The Company has no obligation to sell Lincoln Park any shares of Common Stock under the LPC Purchase Agreement, the Company has the right, by giving written notice as specified in the LPC Purchase Agreement, to terminate the LPC Purchase Agreement at any time. The Company intends to use the net proceeds, if any, from the sales pursuant to the LPC Purchase Agreement for working capital and general corporate purposes, which may include, among other things, funding commercialization efforts and research and development activities.

The Common Stock subject to the LPC Purchase Agreement was registered pursuant to the Registration Statement and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement dated July 30, 2019.

The foregoing descriptions of the LPC Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the LPC Purchase Agreement and Registration Rights Agreement, which are filed as Exhibits 10.2 and 4.1, respectively, to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2019, John McDonough notified the Company of his resignation as President and Chief Executive Officer (“CEO”) of the Company, effective as of the date on which his successor commences employment with the Company or such earlier date as determined by the Board of Directors of the Company (the “Separation Date”). Mr. McDonough’s employment with the Company will end on the Separation Date, and he will become the Chairman of the Board of Directors effective July 30, 2019.

In connection with Mr. McDonough’s resignation, the Company has entered into a Second Amendment to Employment Agreement with Mr. McDonough (the “Amendment”), amending the terms of Mr. McDonough’s existing Employment Agreement with the Company, dated as of March 14, 2008, as amended on July 22, 2014 and by the Amendment (together, the “Amended Employment Agreement”).

The Amendment memorializes Mr. McDonough’s current annual base salary of $550,000 and current target annual bonus of 85% of his annual base salary. The Amendment also amends the award of 434,783 performance based restricted stock units granted to Mr. McDonough on March 15, 2018 pursuant to the Company’s 2014 Incentive Award Plan so that Mr. McDonough’s Termination of Service under and within the meaning of the agreement governing the award is deemed to occur upon the termination of his employment with the Company for any reason.

Under the terms of the Amended Employment Agreement, Mr. McDonough has agreed to resign his position as President and Chief Executive Officer, effective as of the Separation Date. Subject to Mr. McDonough’s continued compliance with certain requirements of the Amended Employment Agreement, his continued service through the Separation Date or earlier termination without “Cause” (as defined in the Amended Employment Agreement) and his execution and non-revocation of a general release of claims agreement, Mr. McDonough will be entitled to receive the following amounts upon his resignation as described above or earlier termination without Cause: (i) continued base salary for 15 months following the termination date (the “Transition Period”), which equals an aggregate amount of $687,500, (ii) an amount equal to $233,750, which represents 50% of his current target annual bonus, payable in a single lump sum on March 15 of the year following the year in which the termination date occurs, (iii) if such termination occurs prior to the receipt of an annual bonus in respect of 2019, the amount of any annual bonus that would have been earned had Mr. McDonough remained employed, based on actual performance and pro-rated for the portion of 2019 that Mr. McDonough remained employed (or, if his termination occurs in a subsequent year, the amount of any annual bonus that would have been earned had Mr. McDonough remained employed, based on actual performance and pro-rated for the portion of such year that Mr. McDonough remained employed), payable in a lump sum on March 15 of the year following the year in his termination date occurs, (iv) all premium payments for up to 15 months of continued medical coverage under COBRA; and (v) accelerated vesting of certain outstanding equity awards held by Mr. McDonough, as further described in the Amended Employment Agreement, each of which shall become vested on the termination date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the actual Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement dated as of July 29, 2019 by and between T2 Biosystems, Inc. and Lincoln Park Capital Fund, LLC.

5.1	Opinion of Latham & Watkins LLP

5.2	Opinion of Latham & Watkins LLP

10.1	Equity Distribution Agreement dated as of July 30, 2019 by and between T2 Biosystems, Inc. and Canaccord Genuity LLC.

10.2	Purchase Agreement dated as of July 29, 2019 by and between T2 Biosystems, Inc. and Lincoln Park Capital Fund, LLC.

10.3	Second Amendment to Employment Agreement, dated July 30, 2019, between the Company and John McDonough.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2019	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
	Name:	John McDonough
	Title:	President and Chief Executive Officer

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